UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2011

Date of Report (Date of earliest event reported)

FOREVERGREEN WORLDWIDE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-26973 (Commission File Number)	87-0621709 (IRS Employer Identification No.)

972 North 1430 West, Orem, Utah 84057

(Address of principal executive offices)

(801) 655-5500

(Registrant’s telephone number, including area code)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

Dismissal

As reported in our Form 8-K filed February 8, 2011, ForeverGreen Worldwide Corp. (the “Company”) dismissed Chisholm, Bierwolf, Nilson & Morrill, LLC as our independent registered public accounting firm on February 3, 2011.  Chisholm, Bierwolf, Nilson & Morrill, LLC (“Chisholm Bierwolf”) had audited our financial statements for the fiscal years ended December 31, 2009 and 2008 and its report, dated April 14, 2010, was modified only as to the uncertainty of our ability to continue as a going concern.  Except for this modification, the report did not contain an adverse opinion, disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Our board of directors approved the dismissal of Chisholm Bierwolf and there were no disagreements between the Company and Chisholm Bierwolf on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two fiscal years ended December 31, 2009 and 2008 or any subsequent interim period preceding the date of dismissal.

There were no reportable events (as that term is used in Item 304(a)(1)(v) of Regulation S-K) between the Company and Chisholm Bierwolf occurring during the two fiscal years ended December 31, 2009 and 2008 or any subsequent interim period preceding the date of dismissal.

PCAOB Revocation

On April 8, 2011 the Public Company Accounting Oversight Board (“PCAOB”) revoked the registration of Chisholm, Bierwolf, Nilson & Morrill, LLC.  The PCAOB stated that the revocation was based upon Chisholm Bierwolf and certain firm members’violation of PCAOB rules, quality control standards and auditing standards in connection with the audits of three issuer clients between 2006 and 2007 and two issuer clients between 2007 and 2008.  We were not one of the issuers of these audits.  Accordingly, the Company may not include the audit reports or consents of Chisholm, Bierwolf in our filings with the Securities and Exchange Commission.

We provided a copy of this Current Report on Form 8-K to Chisholm Bierwolf prior to filing this report and we requested that Chisholm Bierwolf furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the statements made in this report.  Chisholm Bierwolf furnished the requested letter and it was attached as exhibit 16.1

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with a review by the Securities and Exchange Commission (the “SEC”) of our Form 10-K for the year ended December 31, 2009 as audited by Chisholm, Bierwolf, Nilson & Morrill, LLC, management of ForeverGreen Worldwide Corporation in consultation with the SEC has determined that the Company must recognize an impairment to goodwill for the year ended December 31, 2009.   On April 25, 2011 our Chief Financial Officer concluded that previously issued financial statements for the fiscal year ended December 31, 2009 should no longer be relied upon.

In response to the SEC’s comments, we intend to amend our Form 10-K for the year ended December 31, 2009 to restate the financial statements for the year ended December 31, 2009.

The facts underlying the conclusion are as follows:  For the period ended December 31, 2009, the Company performed a projected cash-flow analysis to determine the implied fair market value of the Company.  That analysis exceeded the recorded value of goodwill, $12,800,000; therefore, no impairment was required.  However, pursuant to FASB ASC 350-20 the Company is required to perform a two step analysis to determine the value of goodwill.  We did not satisfy step one of the analysis and were required to rely upon step two of the analysis.  Step two of the analysis determined the implied fair market value of the Company by subtracting the unrecognized in-house intangible asset valuation, based upon the value of customer lists and proprietary formulas, from the net book value of the Company.  This analysis resulted in an implied fair market value of $7,021,454 which is less than the $12,799,081 goodwill recorded.  Accordingly, the Company must recognize an impairment of $5,777,627 for the year ended December 31, 2009.

Our Chief Financial Officer discussed with our independent accountant, Morrill & Associates, LLC, the matters disclosed in this current report.  We are currently preparing a first amendment to the Form 10-K for the year ended December 31, 2009 that will reflect a $ 5,777,627 impairment to goodwill.

Investors, potential investors and other readers of our SEC filings are cautioned not to rely on the financial statements that have not been restated for the year ended December 31, 2009 and the interim periods for 2010.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter of agreement from Chisholm, Bierwolf, Nilson & Morrill, LLC, dated April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2011	FOREVERGREEN WORLDWIDE CORPORATION By: /s/ Ronald K Williams Ronald K. Williams, President

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